Exhibit 99.1

Ideanomics Regains Compliance with Nasdaq Minimum Bid Price Listing Requirement

New York, NY June 23, 2020/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company") is pleased to announce that that it has received a letter from the NASDAQ Listing Qualifications Staff notifying the Company that it has regained compliance with NASDAQ’s minimum bid price requirements for continued listing on the Nasdaq Capital Market. The letter noted that as a result of the closing bid price of the Company’s common stock having been at $1.00 per share or greater for at least ten consecutive business days, from  June 9, 2020 to June 23, 2020, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

About Ideanomics

Ideanomics is a global company focused on facilitating the adoption of commercial electric vehicles and developing next generation financial services and Fintech products. Its electric vehicle division, Mobile Energy Global (MEG) provides group purchasing discounts on commercial electric vehicles, EV batteries and electricity as well as financing and charging solutions. Ideanomics Capital includes DBOT ATS and Intelligenta which provide innovative financial services solutions powered by AI and blockchain. MEG and Ideanomics Capital provide our global customers and partners with better efficiencies and technologies and greater access to global markets.

The company is headquartered in New York, NY, and has offices in Beijing, Guangzhou and Qingdao, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com